PRESS RELEASE

Contact:	Jeff Kip Senior Vice President, Chief Financial Officer (314-633-7289)
Panera Bread Reports Financial Results for the Fourth Quarter
and Fiscal Year Ended December 26, 2006
HIGHLIGHTS
•	Fourth quarter and fiscal 2006 diluted EPS of $0.59 and $1.84, both inclusive of a one-time charge of $0.03 per diluted share related to the previously reported Paradise acquisition.

•	52 bakery-cafes opened in fourth quarter bringing 2006 system-wide openings to 155

•	System-wide bakery-cafes open reached 1,027 at December 26, 2006

•	Fiscal 2006 and fourth quarter system-wide comparable bakery-cafe sales increased 4.1% and 2.0%, respectively

•	First quarter 2007 EPS target set at $0.47 to $0.50

•	Fiscal 2007 EPS target set at $2.26 to $2.34
St. Louis, MO, February 8, 2007 — Panera Bread Company (Nasdaq:PNRA) today reported net income of $19 million, or $0.59 per diluted share, for the 13 weeks ended December 26, 2006, inclusive of a one-time charge of $0.03 per diluted share related to the previously reported acquisition of Paradise Bakery & Café.
As described below, prior year results are not directly comparable to current year results as the Company both adopted a new quarterly reporting calendar and began expensing stock options in 2006. For the 12 weeks ended December 27, 2005, reported earnings per diluted share was $0.51 per share. For the 13 weeks ended December 27, 2005, comparable calendar earnings per diluted share inclusive of footnote stock option expense was $0.52 per share. A reconciliation of pro forma measurements to GAAP results is attached as Schedule ll.
For the year ended December 26, 2006, earnings per diluted share was $1.84 per share, inclusive of a one-time charge of $0.03 per diluted share related to the previously reported Paradise acquisition. For the year ended December 27, 2005, reported earnings per diluted share was $1.65 per share. For the year ended December 27, 2005, earnings per diluted share inclusive of footnote stock option expense was $1.52 per share.
In summary, on a comparable basis inclusive of footnote stock option expense in fiscal 2005, diluted EPS increased by 21%. Diluted EPS would have increased 23% excluding the $0.03 one-time charge from Paradise in 2006 and including footnote stock option expense of $0.13 for the fiscal year ended December 27, 2005. A reconciliation of pro forma measurements to GAAP results is attached as Schedule ll.
As noted above, the Company adopted a new quarterly calendar in 2006, whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar, which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”) at the beginning of its 2006 first quarter using the modified prospective transition method, and recognized $1.4 million and $5.9 million in stock-based compensation cost related to stock options in the fourth quarter and fiscal year of 2006, respectively. Prior to the adoption of SFAS 123R in 2006, the Company did not recognize stock-based compensation costs because it accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.
The Company’s fourth quarter and fiscal 2006 consolidated statements of operations and margin analysis are attached as Schedule I. The following table sets forth, for the periods indicated, certain items included in the Company’s consolidated statements of operations (in thousands, except per share data and percentages):

		13 Weeks Ended
	13 Weeks Ended	December 27, 2005	Percentage		12 Weeks Ended
	December 26, 2006	(pro forma)	Increase		December 27, 2005
Total revenue	$232,912	$186,158	25%		$173,329
Net income	$18,906	$17,480	21	%(1)	$16,162
Diluted earnings per share	$0.59	$0.55	19	%(1)	$0.51
Shares used in diluted EPS	32,114	31,873			31,880
(1) Percentage increase in net income and diluted EPS for comparable calendar is shown inclusive of footnote stock option expense of $958,000 and $0.03, respectively, for the 13 weeks ended December 27, 2005, and exclusive of a one-time charge of $1,072,000 and $0.03, respectively, for the 13 weeks ended December 26, 2006. See Schedule II for further information.

	Fiscal Year Ended		Percentage
	December 26, 2006	December 27, 2005	Increase
Total revenue	$828,971	$640,275	29%
Net income	$58,849	$52,183	25	%(1)
Diluted earnings per share	$1.84	$1.65	23	%(1)
Shares used in diluted EPS calculation	32,044	31,651
(1) Percentage increase in net income and diluted EPS is shown inclusive of footnote stock option expense of $4,115,000 and $0.13, respectively, for the fiscal year ended December 27, 2005, and exclusive of a one-time charge of $1,072,000 and $0.03, respectively, for the fiscal year ended December 26, 2006. See Schedule II for further information.
Fourth Quarter 2006 Key Metrics & Business Review
During the fourth quarter, system-wide comparable bakery-cafe sales increased 2.0% (1.6% Company-owned and 2.2% franchise-operated) while system-wide average weekly sales declined by 0.5% to $40,320 ($39,024 Company-owned and $41,091 franchise-operated), as average weekly sales for bakery-cafes opened in 2006 averaged $34,910 in the quarter and as bakery-cafes opened three years or less have grew as a percentage of total bakery-cafes opened. System-wide operating weeks in the fourth quarter totaled 12,968 (4,838 Company-owned and 8,130 franchise-operated). During the fourth quarter, 52 new bakery-cafes opened system-wide (26 Company-owned and 26 franchise-operated), 14 bakery-cafes (one of which was under construction) were acquired by the Company from franchisees, and 1 Company-owned bakery-cafe was closed.
As of December 26, 2006, there were 1,027 Panera Bread bakery-cafes open. The breakdown of bakery-cafes between Company-owned and franchise-operated is as follows:

	Company-owned	Franchise-operated	Total System
Bakery-cafes as of September 26, 2006	353	623	976
Bakery-cafes opened	26	26	52
Bakery-cafes closed	(1)	—	(1)
Bakery-cafes acquired (sold)	13	(13)	—

Bakery-cafes as of December 26, 2006	391	636	1,027
Additionally, the rollout of the evening daypart, which began in the third quarter of fiscal 2006, continued to impact restaurant margins unfavorably in the fourth quarter. This margin unfavorability was offset in part by leverage against the Company’s general and administrative expenses, driven in part by lower bonus expense as a percent of sales in fourth quarter 2006 (given the Company’s corporate performance in fiscal 2006) as compared to the fourth quarter of 2005 when the company had higher bonus expense (given the Company’s corporate performance in 2005).
Neal Yanofsky, president, commented, “In 2006 our EPS of $1.84 per diluted share included a one-time charge of $0.03 per diluted share resulting from the previously reported Paradise acquisition. We also estimate we had an additional $0.01 per diluted share negative impact principally from lost franchise revenues related to the Paradise acquisition. Diluted EPS would have increased 23% excluding the $0.03 one-time charge from Paradise in 2006 and including footnote stock option expense of $0.13 for the fiscal year ended December 27, 2005. We recognize the choppiness in our results for the year but we feel very positive about a year in which we grew earnings by 23%.”
2007 Business Outlook
The Company is today setting an earnings per diluted share target for the first quarter of 2007 of $0.47 to $0.50, an increase of 0% to 6% from 2006 results. Actual results for the 13 weeks ended March 28, 2006 were $0.47 per diluted share.
The first quarter 2007 target assumes system-wide comparable bakery-café sales growth of 0% to 1%, system-wide average weekly sales of $38,700 to $39,200, and system-wide operating weeks of 13,525 to 13,575. Bakery-cafe openings are expected to be 27 (12 Company-owned and 15 franchise-operated) compared to 22 (9 Company-owned and 13 franchised-operated) in 2006.
The Company is also today setting an earnings per diluted share target for fiscal year 2007 of $2.26 to $2.34, representing growth of 23% to 27% over our 2006 EPS and 21% to 25% over our 2006 EPS excluding the one-time charge of $0.03 per diluted share stemming from the Paradise acquisition.
The full year 2007 target assumes system-wide comparable sales growth of 2% to 4%, system-wide average weekly sales of $39,000 to $40,000, and system-wide operating weeks of 56,750 to 57,250. Bakery-cafe openings are expected to be 170 to 180 (85 to 90 Company-owned and 85 to 90 franchise-operated) compared to 155 (70 Company-owned and 85 franchised-operated) in 2006.
Ron Shaich, chairman and chief executive officer commented, “We now project comp stores sales increases for the first quarter of 2007 to be flat to modestly positive (over first quarter 2006, when we enjoyed record comp sales growth of 9.0%) and our earnings growth to reflect the attendant lack of sales leverage. We expect our earnings growth to strengthen markedly as the year progresses into the second quarter and third quarter. Tactically 2007 will be a year in which we focus on further differentiation to maintain our competitive advantage, aggressive development while protecting our industry leading average weekly sales, and 2% to 4% comps, all the while generating leverage from our fresh dough system and our G&A. Taken as a whole, 2007 will be yet another strong year for Panera and one in which the Company will generate earnings growth in the low-to-mid twenties percent.”
The Company will discuss 2006 results in a conference call that will be broadcast on the Internet at 8:30 A.M. Eastern Time on Friday, February 9, 2007. To access the call or view a copy of this release (when issued), go to http://www.panerabread.com/investor. Access to the call and the release will be archived for one year.
Included above are franchised and system-wide comparable bakery-cafe sales increases. System-wide sales are a non-GAAP financial measure that includes sales at all Company bakery-cafes and franchise bakery-cafes, as reported by franchisees. Management uses system-wide sales information internally in connection with store development decisions, planning, and budgeting analyses. Management believes system-wide sales information is useful in assessing consumer acceptance of the Company’s brand and facilitates an understanding of financial performance as the Company’s franchisees pay royalties and contribute to advertising pools based on a percentage of their sales.
Panera Bread Company owns and franchises 1,027 bakery-cafes under the Panera Bread® and Saint Louis Bread Co.® names. With its identity rooted in handcrafted, fresh-baked, artisan bread, Panera Bread is committed to providing great tasting, quality food that people can trust. Highlighted by antibiotic free chicken, whole grain bread, select organic and all-natural ingredients and a menu free of man-made trans fat, Panera’s bakery-café selection offers flavorful, wholesome offerings. The menu includes a wide variety of year-round favorites, complemented by new items introduced seasonally with the goal of creating new standards in everyday food choices. In neighborhoods across the country, guests are enjoying Panera’s warm and welcoming environment featuring comfortable gathering areas, relaxing decor, and free internet access provided through a managed WiFi network. At the close of each day, Panera Bread bakery-cafes donate bread and baked goods to community organizations in need.
Panera also holds a 51% interest in Paradise Bakery & Café, Inc., owner and operator of 23 bakery-cafes, 17 of which are in the Phoenix market, and franchisor of 23 franchise-operated locations.
Additional information is available on the Company’s website, panerabread.com.
Matters discussed in this news release, including any discussion or impact, express or implied, on the Company’s anticipated growth, operating results, and future earnings per share, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions. All forward-looking statements included in this release are made only as of the date of this release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that occur or which we hereafter become aware, after that date. Forward-looking information expresses management’s present belief, expectations, or intentions regarding the Company’s future performance. The Company’s actual results could differ materially from those set forth in the forward-looking statements due to known and unknown risks and uncertainties and could be negatively impacted by a number of factors. These factors include, but are not limited to, the following: inability to execute our growth strategy, including, among other things, variations in the number, timing, and successful nature of Company-owned and franchise-operated bakery-cafe openings and continued successful operation of bakery-cafes; failure to comply with government regulations; loss of a member of senior management; inability to recruit qualified personnel; failure or inability to protect our brand, trademarks, or other proprietary rights; competition; rising insurance costs; disruption in our supply chain or increases in ingredient, product, or other supply costs; disruptions or supply issues in our fresh dough facilities; health concerns about the consumption of certain products; complaints and litigation; risks associated with the acquisition of franchise-operated bakery-cafes; other factors, some of which may be beyond our control, effecting our operating results; and other factors that may affect restaurant owners or retailers in general. These and other risks are discussed from time to time in the Company’s SEC reports, including its Form 10-K for the year ended December 27, 2005 and its quarterly reports on Form 10-Q.

Schedule I
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	13 Weeks Ended		12 Weeks Ended	13 Weeks Ended
	December 26, 2006		December 27, 2005	December 27, 2005
				(Pro forma)(1)
Revenues:
Bakery-cafe sales	$188,811		$136,994	$147,062
Franchise royalties and fees	16,584		14,154	15,221
Fresh dough sales to franchisees	27,517		22,181	23,875

Total revenue	232,912		173,329	186,158
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	55,238		38,914	41,358
Labor	57,378		40,693	43,291
Occupancy	13,805		9,083	9,902
Other operating expenses	25,038		18,144	19,697

Total bakery-cafe expenses	151,459		106,834	114,248
Fresh dough cost of sales to franchisees	22,769		19,143	20,630
Depreciation and amortization	12,117		8,530	9,168
General and administrative expenses	13,865		12,136	13,119
Pre-opening expenses	2,232		1,932	2,033

Total costs and expenses	202,442		148,575	159,198

Operating profit	30,470		24,754	26,960
Interest expense	82		13	14
Other (income) expense, net	615		(711)	(582)

Income before income taxes	29,773		25,452	27,528
Income taxes	10,867		9,290	10,048

Net income	$18,906		$16,162	$17,480

Basic net income per share	$0.60		$0.52	$0.56
Diluted net income per share	$0.59	(2)	$0.51	$0.55	(3)
Shares used in calculation of basic EPS	31,426		31,090	31,098
Shares used in calculation of diluted EPS	32,114		31,880	31,873
(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters (4 week period progressions in each quarter). As such, for the fourth quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended December 26, 2006. For the fourth quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended December 27, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended December 27, 2005, as if the new quarterly calendar had been adopted for the fourth quarter of fiscal 2005.
(2)	The $0.59 per diluted share results for the 13 weeks ended December 26, 2006 include a one-time charge of $0.03 per diluted share related to the previously reported Paradise acquisition. See Schedule II for further information.
(3)	Prior to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-

Based Payment” (“SFAS 123R”), in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions had been adopted. Accordingly, no compensation costs have been recognized in the consolidated statements of operations for stock option plans prior to fiscal 2006. Under the new quarterly calendar, stock-based compensation costs related to stock option plans would have decreased the pro forma earnings per diluted share by $0.03 for the fourth quarter of fiscal 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts)

	For the fiscal year ended
	December 26, 2006		December 27, 2005
Revenues:
Bakery-cafe sales	$666,141		$499,422
Franchise royalties and fees	61,531		54,309
Fresh dough sales to franchisees	101,299		86,544

Total revenue	828,971		640,275
Costs and expenses:
Bakery-cafe expenses:
Cost of food and paper products	197,182		142,675
Labor	204,956		151,524
Occupancy	48,602		35,558
Other operating expenses	92,176		70,003

Total bakery-cafe expenses	542,916		399,760
Fresh dough cost of sales to franchisees	85,618		75,036
Depreciation and amortization	44,166		33,011
General and administrative expenses	59,306		46,301
Pre-opening expenses	6,173		5,072

Total costs and expenses	738,179		559,180

Operating profit	90,792		81,095
Interest expense	92		50
Other (income) expense, net	(1,976)		(1,133)

Income before income taxes	92,676		82,178
Income taxes	33,827		29,995

Net income	$58,849		$52,183

Net income per share:
Basic	$1.88		$1.69

Diluted	$1.84	(1)	$1.65	(2)

Weighted average shares used in computation:
Basic	31,313		30,871

Diluted	32,044		31,651

(1)	The $1.84 per diluted share results for the fiscal year ended December 26, 2006 include a one-time charge of $0.03 per diluted share related to the previously reported Paradise acquisition. See Schedule II for further information.
(2)	Prior to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), in fiscal 2006, the Company elected to follow the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, and provide the required pro forma disclosure in the footnotes to the financial statements as if the measurement provisions had been adopted. Accordingly, no compensation costs have been recognized in the consolidated statements of operations for stock option plans prior to fiscal 2006. Stock-based compensation costs related to stock option plans would have decreased the pro forma earnings per diluted share by $0.13 for the fiscal year ended December 27, 2005. See Schedule II for further information.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	13 Weeks Ended	12 Weeks Ended	13 Weeks Ended
	December 26, 2006	December 27, 2005	December 27, 2005
			(Pro forma) (1)
Revenues:
Bakery-cafe sales	81.1%	79.0%	79.0%
Franchise royalties and fees	7.1	8.2	8.2
Fresh dough sales to franchisees	11.8	12.8	12.8

Total revenue	100.0%	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (2):
Cost of food and paper products	29.3%	28.4%	28.1%
Labor	30.4	29.7	29.4
Occupancy	7.3	6.6	6.7
Other operating expenses	13.3	13.2	13.4

Total bakery-cafe expenses	80.2	78.0	77.6
Fresh dough cost of sales to franchisees (3)	82.7	86.3	86.4
Depreciation and amortization	5.2	4.9	4.9
General and administrative expenses	6.0	7.0	7.0
Pre-opening expenses	1.0	1.1	1.1

Total costs and expenses	86.9	85.7	85.5

Operating profit	13.1	14.3	14.5
Interest expense	—	—	—
Other (income) expense, net	0.3	(0.4)	(0.3)

Income before income taxes	12.8	14.7	14.8
Income taxes	4.7	5.4	5.4

Net income	8.1%	9.3%	9.4%

(1)	As previously reported, the Company adopted a new quarterly calendar beginning fiscal 2006 whereby each of its quarters include 13 weeks (4 week, 5 week, and 4 week period progressions in each quarter), rather than its previous quarterly calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters (4 week period progressions in each quarter). As such, for the fourth quarter of fiscal 2006, the statements above present the consolidated statement of operations of the Company for the 13 weeks ended December 26, 2006. For the fourth quarter of fiscal 2005, the statements above present the consolidated statement of operations of the Company for the 12 weeks ended December 27, 2005 and the pro forma consolidated statement of operations of the Company for the 13 weeks ended December 27, 2005, as if the new quarterly calendar had been adopted for the third quarter of fiscal 2005.

(2) As a percentage of Company bakery-cafe sales.
(3)	As a percentage of fresh dough sales to franchisees.

Schedule I (continued)
PANERA BREAD COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
MARGIN ANALYSIS
(unaudited)
The following table sets forth the percentage relationship to total revenues, except where otherwise indicated, of certain items included in the Company’s consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	For the fiscal year ended
	December 26, 2006	December 27, 2005
Revenues:
Bakery-cafe sales	80.4%	78.0%
Franchise royalties and fees	7.4	8.5
Fresh dough sales to franchisees	12.2	13.5

Total revenue	100.0%	100.0%
Costs and expenses:
Bakery-cafe expenses (1):
Cost of food and paper products	29.6%	28.6%
Labor	30.8	30.3
Occupancy	7.3	7.1
Other operating expenses	13.8	14.0

Total bakery-cafe expenses	81.5	80.0
Fresh dough cost of sales to franchisees (2)	84.5	86.7
Depreciation and amortization	5.3	5.2
General and administrative expenses	7.2	7.2
Pre-opening expenses	0.7	0.8

Total costs and expenses	89.0	87.3

Operating profit	11.0	12.7
Interest expense	—	—
Other (income) expense, net	(0.2)	(0.2)

Income before income taxes	11.2	12.8
Income taxes	4.1	4.7

Net income	7.1%	8.2%

(1)	As a percentage of Company bakery-cafe sales.
(2)	As a percentage of fresh dough sales to franchisees.

Schedule II
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this release, the Company has provided non-GAAP measurements to conform 2005 results to the 2006 presentation related to the Company’s quarterly calendar change and stock option expense and to exclude the impact of a one-time charge on the 2006 results. As previously reported, the Company adopted a new quarterly calendar in 2006 whereby each of its quarters include 13 weeks (4-5-4), rather than its prior calendar which had 16 weeks in the first quarter and 12 weeks in the second, third, and fourth quarters. In addition, effective December 28, 2005, the beginning of the Company’s first quarter of 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company adopted this accounting treatment using the modified prospective transition method, as permitted under SFAS 123R; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Accordingly, stock-based compensation was included as pro forma disclosure in the financial statement footnotes. Further, the Company incurred a one-time charge of $0.03 per diluted share in the fourth quarter of fiscal 2006 related to the previously reported Paradise acquisition.
The Company is providing the table below because management believes it provides useful information to investors regarding the Company’s results of operations by providing current and prior reported amounts on a comparable basis. The pro forma net income and earnings per share amounts of $19,978 and $0.62, respectively, for the 13 weeks ended December 26, 2006; $59,921 and $1.87, respectively, for the fiscal year ended December 26, 2006; $16,522 and $0.52, respectively, for the 13 weeks ended December 27, 2005; and $48,068 and $1.52, respectively, for the fiscal year ended December 27, 2005 are considered “non-GAAP financial measures” under applicable SEC rules because they are adjusted to reflect the effect of the quarterly calendar change for the 13 weeks ended December 27, 2005, to include stock-based compensation expense in 2005, and to exclude a one-time charge in the fourth quarter of fiscal 2006, which are not included in the directly comparable measures calculated in accordance with GAAP. These non-GAAP financial measures are not a substitute for the reported GAAP measures.

Schedule II (continued)
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)
The adjustments for the quarterly calendar change, stock-based compensation expense, and one-time Paradise charge had the following effect on reported amounts (in thousands, except earnings per share):

	For the quarter ended
			Percentage
	December 26, 2006	December 27, 2005	Increase
Net income, as reported	$18,906	$16,162
Plus: Quarterly calendar change adjustment	—	1,318

Net income, as reported/calendar adjusted 13 weeks ended 12/27/05	$18,906	$17,480
Less: Stock-based compensation expense included in footnote, net of tax	—	(958)

Net income, as reported/pro forma 13 weeks ended 12/27/05	$18,906	$16,522	14%
Plus: Paradise one-time charge, net of tax	1,072	—

Net income, pro forma 13 weeks ended 12/26/06 and 12/27/05, respectively	$19,978	$16,522	21%

Diluted earnings per share, as reported	$0.59	$0.51
Plus: Quarterly calendar change adjustment	—	0.04

Diluted EPS, as reported/calendar adjusted 13 weeks ended 12/27/05	$0.59	$0.55
Less: Stock-based compensation expense included in footnote, net of tax	—	(0.03)

Diluted EPS, as reported/pro forma 13 weeks ended 12/27/05	$0.59	$0.52	13%
Plus: Paradise one-time charge, net of tax	0.03	—

Diluted EPS, pro forma 13 weeks ended 12/26/06 and 12/27/05, respectively	$0.62	$0.52	19%

Shares used in diluted EPS calculation	32,114	31,873

Schedule II (continued)
PANERA BREAD COMPANY
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(unaudited)

	For the fiscal year ended
			Percentage
	December 26, 2006	December 27, 2005	Increase
Net income, as reported	$58,849	$52,183
Less: Stock-based compensation expense included in footnote, net of tax	—	(4,115)

Net income, as reported/pro forma fiscal year ended 12/27/05	$58,849	$48,068	22%
Plus: Paradise one-time charge, net of tax	1,072	—

Net income, pro forma fiscal year ended 12/26/06 and 12/27/05, respectively	$59,921	$48,068	25%

Diluted earnings per share, as reported	$1.84	$1.65
Less: Stock-based compensation expense included in footnote, net of tax	—	(0.13)

Diluted EPS, as reported/pro forma fiscal year ended 12/27/05	$1.84	$1.52	21%
Plus: Paradise one-time charge, net of tax	0.03	—

Diluted EPS, pro forma fiscal year ended 12/26/06 and 12/27/05, respectively	$1.87	$1.52	23%

Shares used in diluted EPS calculation	32,044	31,651